Exhibit 10.4

ASSIGNMENT, ASSUMPTION AND NOVATION AGREEMENT

This Assignment, Assumption and Novation Agreement (this “Assignment”) is made and entered into this 30th day of January 2025, and effective as of January 1, 2025 (the “Effective Date”), by and among Mangoceuticals, Inc., a Texas corporation (“Assignor”), Mango & Peaches Corp., a Texas corporation (“Assignee”), and Epiq Scripts, LLC, a Texas limited liability company (“Counterparty”).

W I T N E S S E T H:

A. Counterparty and Assignor previously entered into those certain agreements dated as listed and outlined on Exhibit A hereto (as amended from time to time, the “Agreement”).

B. Assignor is the 100% owner of Assignee, and Assignee and Assignor desire to assign the Assignor’s rights and obligations under the Agreement to Assignee, and for the Counterparty to agree and consent to such assignment.

C. In consideration of Assignee assuming all of Assignor’s rights and obligations under the Agreement, Counterparty agrees to consent to the Assignment (defined below), on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, which the parties each acknowledge the receipt and sufficiency of, the parties hereto agree as follows:

1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s rights, title, obligations, and interest in, to, and under the Agreement (the “Assignment”). From the Effective Date, Assignor has, and will, promptly, fully, and completely keep, fulfill, observe, perform, and discharge each and every covenant and obligation of the Agreement.

2. Confirmations. The Assignor and the Counterparty each agree, confirm and acknowledge to the Assignee that:

(a) No default has occurred under the terms of the Agreement to date;

(b) The Assignor has complied with all terms of the Agreement through the date of this Assignment (or the Effective Date, whichever is earlier); and

(c) There exists no grounds or basis for any claim or allegation by Counterparty (with or without any further notice or grace period) of any breach or default by Assignor under the Agreement.

Assignment, Assumption and Novation Agreement

3. Assumption.

(a) Assignee unconditionally assumes and shall promptly, fully and completely keep, fulfill, observe, perform and discharge each and every covenant and obligation that may accrue and become performable, due or owing by Assignor under the Agreement from and after the Effective Date.

(b) Assignee has, and shall, perform the obligations of Assignor that may accrue and become performable, due or owing under the Agreement from and after the Effective Date, and Assignee shall be bound by all of the terms and conditions of the Agreement in every way as if Assignee were originally a party thereto as “Customer”. Assignee shall have no liability or obligation whatsoever with respect to any covenant, condition, or obligation arising or accruing under the Agreement prior to the Effective Date.

4. Consent; Release of Assignor and Novation.

(a) Pursuant to the foregoing terms and conditions, Counterparty hereby approves and agrees to the Assignment and the terms and conditions of this Assignment. Such approval to the extent required shall be deemed the Counterparty’s written approval, agreement and consent to the Assignment for all purposes, and the waiver of any rights which accrue to the Counterparty under the Agreement in connection therewith.

(b) Notwithstanding anything to the contrary in the Agreement, Counterparty releases and forever discharges Assignor, as well as its officers, directors, shareholders, employees, agents and representatives, from all obligations accruing under the Agreement after the Effective Date.

(c) Counterparty recognizes Assignee as Assignor’s successor-in-interest in and to the Agreement and to all of Assignor’s rights thereunder. Commencing on the Effective Date, Assignee by this Assignment became/becomes entitled to all right, title and interest of Assignor in and to the Agreement. Following the Effective Date: (i) the term “Customer” as used in the Agreement, shall refer to Assignee; (ii) Counterparty accepts the liability of Assignee in lieu of the liability of Assignor; and (iii) Counterparty shall be bound by the terms of the Agreement in every way as if Assignee were named in the Agreement in place of Assignor as a party thereto.

(d) Counterparty consents to the assignment and assumption of the Agreement set forth herein and Counterparty waives any recapture right that it may have under the Agreement as a result of this assignment.

5. Ongoing Obligation, Indemnification.

(a) Assignee shall indemnify and hold Assignor harmless from any and all claims, demands, causes of action, losses, costs (including, without limitation, reasonable court costs and attorneys’ fees), liabilities or damages of any kind or nature whatsoever that Assignor may sustain by reason of Assignee’s breach or non-fulfillment (whether by action or inaction), of any covenant or obligation under the Agreement to be performed by Assignor or Assignee thereunder after the Effective Date.

Assignment, Assumption and Novation Agreement

(b) Assignor shall indemnify and hold Assignee harmless from any and all claims, demands, causes of action, losses, costs (including, without limitation, reasonable court costs and attorneys’ fees), liabilities or damages of any kind or nature whatsoever that Assignee may sustain by reason of Assignor’s breach or non-fulfillment (whether by action or inaction), of any covenant or obligation under the Agreement to be performed by Assignor thereunder prior to the Effective Date, or by reason of any misrepresentation or breach by Assignor of any warranty set forth herein.

(c) Assignor shall indemnify and hold Counterparty harmless from any and all claims, demands, causes of action, losses, costs (including, without limitation, reasonable court costs and attorneys’ fees), liabilities or damages of any kind or nature whatsoever that Counterparty may sustain by reason of Assignor’s breach or non-fulfillment (whether by action or inaction), of any covenant or obligation or representation under the Agreement to be performed by Assignor, or by reason of any misrepresentation or breach by Assignor of any warranty set forth herein.

(d) Assignee shall indemnify and hold Counterparty harmless from any and all claims, demands, causes of action, losses, costs (including, without limitation, reasonable court costs and attorneys’ fees), liabilities or damages of any kind or nature whatsoever that Counterparty may sustain by reason of Assignee’s breach or non-fulfillment (whether by action or inaction), of any covenant or representation or obligation under the Agreement to be performed by Assignee, or by reason of any misrepresentation or breach by Assignor of any warranty set forth herein.

(e) The indemnification obligations under this Section shall be conditioned upon the indemnitee giving notice to the indemnitor promptly after the indemnitee receives notice of the claim and shall survive the expiration or termination of the Agreement.

6. Continued Effectiveness. Except as otherwise provided or modified herein, all terms and conditions of the Agreement shall remain effective with respect to Assignee and Counterparty.

7. Representations, Covenants, and Warranties. Each of the parties, for themselves and for the benefit of each of the other parties hereto, represents, covenants and warranties that:

(a) Such party has all requisite power and authority, corporate or otherwise, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and thereby. This Assignment constitutes the legal, valid, and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general equitable principles;

Assignment, Assumption and Novation Agreement

(b) The execution and delivery by such party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority, any of the governing documents of such party, or any contract to which such party is bound or affected; and

(c) any individual executing this Assignment on behalf of a party has the authority to act on behalf of such party and has been duly and properly authorized to sign this Assignment on behalf of such party.

8. Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Assignment and the transactions contemplated herein.

9. Consideration. All of the parties agree and confirm by signing below that they have received valid consideration in connection with this Assignment and the transactions contemplated herein.

10. Miscellaneous.

(a) Any capitalized terms not otherwise defined within this Assignment shall have the meanings set forth in the Agreement.

(b) Each provision of this Assignment shall extend, bind and inure to the benefit of Counterparty, Assignor and Assignee and their respective permitted successors and assigns, including without limitation successor assignees of the Agreement.

(c) This Assignment contains the entire agreement between the parties relating to the matters set forth herein, and all prior negotiations and agreements are merged in this Assignment. This Assignment may not be changed, modified, or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification, or discharge is sought.

Assignment, Assumption and Novation Agreement

(d) Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Assignment, said party has fully informed itself of the terms, contents, conditions, and effects of this Assignment; (b) said party has relied solely and completely upon its own judgment in executing this Assignment; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Assignment; (d) said party has acted voluntarily and of its own free will in executing this Assignment; and (e) this Assignment is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

(e) This Assignment and any signed agreement or instrument entered into in connection with this Assignment, and any amendments hereto or thereto may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(f) This Assignment shall be governed in all respects by the laws of the state of Texas.

(g) If any term or provision of this Assignment or any application thereof shall be invalid or unenforceable, the remainder of this Assignment and any other application of such term shall not be affected thereby.

11. All Parties Consent. Each of Assignor, Assignee, and Counterparty consent to all of the provisions of this Assignment.

[Remainder of page left intentionally blank. Signature page follows.]

Assignment, Assumption and Novation Agreement

IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written, to be effective as of the Effective Date.

ASSIGNOR:

Mangoceuticals, Inc.

By:	/s/ Jacob Cohen
Name:	Jacob Cohen
Title:	CEO

ASSIGNEE:

Mango & Peaches Corp.

By:	/s/ Jacob Cohen
Name:	Jacob Cohen
Title:	CEO

COUNTERPARTY:

EPIQ SCRIPTS, LLC

By:	/s/ Sultan Haroon
Name:	Sultan Haroon
Title:	Manager

Assignment, Assumption and Novation Agreement

EXHIBIT A

Date	Name of Document

09/01/2022	Master Services Agreement

03/30/2023	Amendment and Addendum to The Statement of Work

08/16/2023	Amendment and Addendum to The Statement of Work

09/19/2023	Amendment and Addendum to The Statement of Work

12/22/2023	Amendment and Addendum to The Statement of Work

07/01/2024	Amendment and Addendum to The Statement of Work

Assignment, Assumption and Novation Agreement
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